UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number: 000-31979

Date of Report: May 15, 2009

ARRAY BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

DELAWARE	84-1460811
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 WALNUT STREET, BOULDER, COLORADO 80301

(Address of principal executive offices)

(303) 381-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Facility Agreement. On May 15, 2009, Array BioPharma Inc. (“Array”) entered into a Facility Agreement (the “Facility Agreement”) with Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P., healthcare investment funds (collectively, the “Deerfield Funds”), pursuant to which the Deerfield Funds have agreed to advance to Array a $40,000,000 loan (the “New Loan”) that may be drawn down between June 29, 2009 and September 30, 2009. The outstanding principal under the New Loan is due by April 2014 and interest is payable monthly following disbursement of the New Loan. Principal and interest can be repaid, at Array’s option, at any time with shares of Array Common Stock (the “Repayment Shares”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), with certain restrictions, or in cash. The maximum number of shares that Array can issue to the Deerfield Funds without obtaining shareholder approval is 9,622,220 shares.

Interest will not accrue on the New Loan until it is drawn down and will then accrue at the rate of 7.5 percent per annum, so long as Array’s Cash and Cash Equivalents and Marketable Securities on the first business day of each month during which such principal amounts remain outstanding is at least $60 million. If Array’s Cash and Cash Equivalents and Marketable Securities in any month is less than $60 million, the interest rate is adjusted to a rate between 8.5 percent per annum and 14.5 percent per annum for every $10 million by which it is less than $60 million. Deerfield will receive a $500,000 transaction fee on July 10, 2009 and will receive an additional $500,000 transaction fee paid when the funds are drawn. The Deerfield Funds also have limited rights to accelerate the loan upon certain changes of control of Array or an event of default. In addition, subject to certain exceptions and conditions, Array is required to make payments of principal equal to 15 percent of certain amounts it receives under collaboration, licensing, partnering, joint venture and other similar arrangements entered into after January 1, 2011. Array’s obligations under the Facility Agreement, and the security interest granted to the Deerfield Funds under the Security Agreement (described below), are subordinate to Array’s obligations to Comerica Bank, and to Comerica’s security interest, under the Loan and Security Agreement between Array and Comerica Bank dated June 28, 2005, as amended.

As provided for under the Facility Agreement, Array has agreed to issue to the Deerfield Funds warrants to purchase shares of its Common Stock upon funding of the New Loan and exchanged outstanding warrants previously issued to the Deerfield Funds pursuant to the Prior Facility Agreement. In addition, Array and the Deerfield Funds terminated the prior Registration Rights Agreement entered into pursuant to the Prior Facility Agreement and entered into a new Registration Rights Agreement, and amended the Security Agreement that was entered into with the Deerfield Funds in connection with the Prior Facility Agreement, each of which is described below.

Amendments to Prior Facility Agreement. The Facility Agreement amended certain provisions of the prior Facility Agreement dated April 29, 2008 entered into by Array and the Deerfield Funds (the “Prior Facility Agreement”). Under the Prior Facility Agreement, the Deerfield Funds have advanced Array an aggregate of $80,000,000 in principal amount (the “Prior Loans”) and Array issued to the Deerfield Funds warrants to purchase an aggregate of 6,000,000 shares of Array’s common stock (the “Prior Warrants”). Effective as of the date the funds are disbursed under the Facility Agreement, interest will begin accruing on the original $80,000,000 principal amount of the Prior Loans, exclusive of interest that had been added to the principal amount of the Prior Loans pursuant to the Prior Facility Agreement, at the rates applicable to the New Loan (as described above) and no additional compound interest will apply. In addition, the requirement that Array maintain a minimum amount of Cash and Cash Equivalents and Marketable Securities under the Prior Facility Agreement was reduced from $40 million to $20 million, and the provisions containing certain conditions and restrictions relating to the repayment of amounts under the Prior Facility Agreement in shares of Array’s Common Stock were amended to conform to the provisions in the Facility Agreement.

New Warrants; Exchange Warrants. Pursuant to the terms of the Facility Agreement, Array will issue the Deerfield Funds warrants to purchase an aggregate of 6,000,000 shares of Array’s Common Stock (the “New Warrants”) when the funds are disbursed under the New Loan. In addition, upon execution of the Facility Agreement, Array cancelled and exchanged the Prior Warrants for new warrants to purchase an aggregate of 6,000,000 shares of Array’s Common Stock (the “Exchange Warrants” and collectively with the New Warrants, the “Warrants”).

The Exchange Warrants expire April 29, 2014 and contain substantially the same terms as the Prior Warrants, provided that the Exchange Warrants (i) are not exercisable until the earlier of (x) six months from the date the funds are disbursed under the Facility Agreement and (y) September 9, 2009 if Array does not submit a disbursement request under the Facility Agreement on or prior to September 9, 2009, and (ii) have a per share exercise price equal to $3.65, which was reduced from the $7.54 exercise price of the Prior Warrants. If issued, the New Warrants will have a per share exercise price equal to the greater of the closing price of Array’s Common Stock on the closing date of the New Loan, or $3.11, and 120% of the average of the Volume Weighted Average Price of the Common Stock for 15 consecutive trading days beginning with the date Array requests the funds be disbursed. The New Warrants will be exercisable commencing six months after issuance and expire on April 29, 2014.

All other provisions of the Exchange Warrants and the New Warrants are identical. The Warrants contain certain limitations that prevent the holder of the New Warrants from acquiring shares upon exercise of the Warrant, other than in connection with certain changes in control, that would result in the number of shares beneficially owned by it (including shares held by any “group” of which it is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) to exceed 9.98% of the total number of shares of Array’s Common Stock then issued and outstanding. For purposes of the Warrants, “group” has the meaning set forth in Section 13(d) of the Exchange Act of 1934, as amended, and applicable regulations (the “Exchange Act”), and the percentage held by the holder is determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. The number of shares for which the Warrants are exercisable and the exercise price are subject to certain adjustments as set forth in the Warrants. In addition, upon certain changes in control of Array, to the extent the Warrants are not assumed by the acquiring entity, or upon certain defaults under the Warrants, the holder has the right to redeem the Warrants in shares of Common Stock at a redemption price based on the black-scholes value of the outstanding shares of Common Stock issuable under the Warrants.

Security Agreement. Array’s obligations under the Facility Agreement are secured by a security interest in Array’s assets, other than its intellectual property, pursuant to the terms of a Security Agreement dated April 29, 2008 between Array and the Deerfield Funds, which was amended in connection with the Facility Agreement to include Array’s obligations thereunder.

Registration Rights Agreement. In connection with the Prior Facility Agreement, Array entered into a Registration Rights Agreement dated April 29, 2008 with the Deerfield Funds (the “Prior Registration Rights Agreement”).  Pursuant to the Facility Agreement, Array and the Deerfield Funds terminated the Prior Registration Rights Agreement effective May 15, 2009 and entered into a new Registration Rights Agreement dated May 15, 2009, containing the same terms as the Prior Registration Rights Agreement. Under the Registration Rights Agreement, Array has agreed to file a registration statement with the SEC on or prior to 30 days from the date the Warrants are issued requiring Array to register the resale of the shares of the Common Stock subject to issuance upon the exercise of the New Warrants under the Securities Act and to register shares issued in connection with an event of default or repayment of the facility pursuant to the terms of the Facility Agreement. The Registration Rights Agreement also gives the Deerfield Funds rights to include their shares on registration statements filed by Array on its behalf or on behalf of others (other than to register shares issuable in connection with employee benefit plans or certain business acquisition transactions) in the future, subject to certain conditions and limitations on the number of shares that may be included in such registration statement.

The foregoing summaries of the Facility Agreement, the Warrants, the amendment to the Security Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to these agreements.

Item 1.02.   Termination of a Material Definitive Agreement

As described above, effective May 15, 2009, Array and the Deerfield Funds terminated the Prior Registration Rights Agreement and cancelled the Prior Warrants in connection with entering into the Facility Agreement. The information in Item 1.01 is incorporated by reference into this Item 1.02.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02   Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated by reference into this Item 3.02. Array relied on an exemption from registration under Section 4(2) of the Securities Act, and/or Rule 506 of Regulation D of the Securities Act, in connection with the issuance of the Warrants, the shares of Common Stock issuable upon exercise of the Warrants and the Repayment Shares. As part of executing the Facility Agreement and receiving the Warrants, and upon receipt of any shares of Common Stock issuable upon exercise of the Warrants or of any Repayment Shares, each of the Deerfield Funds represented or when issued will represent to Array that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities such Deerfield Funds purchased were being acquired for investment purposes and without a view to resale or distribution in violation of the Securities Act.

Item 8.01   Other Events.

Array issued a press release entitled “Array BioPharma Receives Additional $40 Million Funding Commitment,” dated May 19, 2009, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Press release entitled “Array BioPharma Receives Additional $40 Million Funding Commitment,” dated May 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAY BIOPHARMA INC.

Date: May 19, 2009
R. Michael Carruthers
R. Michael Carruthers, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release entitled “Array BioPharma Receives Additional $40 Million Funding Commitment,” dated May 19, 2009